EXHIBIT A

AMERICAN DEPOSITARY SHARES

(Each American Depositary Share represents one ~~hundred (100)~~ deposited Preferred ~~Shares~~Share)

THE BANK OF NEW YORK

AMERICAN DEPOSITARY RECEIPT

FOR PREFERRED SHARES, WITHOUT PAR VALUE,

OF

COMPANHIA DE BEBIDAS DAS AMÉRICAS - AMBEV

(INCORPORATED UNDER THE LAWS OF BRAZIL)

The Bank of New York as depositary (hereinafter called the "Depositary"), hereby certifies that ________________________________________________, or registered assigns IS THE OWNER OF ____________________________________

AMERICAN DEPOSITARY SHARES

representing deposited preferred shares, without par value (herein called "Shares"), of Companhia de Bebidas das Américas – AmBev, a company incorporated under the laws of Brazil (herein called the "Company").  At the date hereof, each American Depositary Share represents one ~~hundred (100) Shares~~Share deposited or subject to deposit under the deposit agreement at the principal São Paulo office of Banco Itaú S.A. (herein called the "Custodian").  The Depositary's Corporate Trust Office is located at a different address than its principal executive office.  Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y.  10286

1.

THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of July 17, 2000, as amended and restated as of October 23, ~~2000~~2000, as further amended and restated as of _______________, 2007, as the sane may be amended from time to time in accordance with its terms (herein called the "Deposit Agreement"), by and among the Company, the Depositary, and all Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.

SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender of this Receipt at the Corporate Trust Office of the Depositary for the purpose of withdrawal of a whole number of Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the cancellation of Receipts as provided in Section 5.09 of the Deposit Agreement and subject to the terms and conditions of the Deposit Agreement, the Company's By-laws and the Deposited Securities, the Owner of such Receipt shall be entitled to delivery of the whole number of Shares and the number of any other Deposited Securities represented by the American Depositary Shares evidenced thereby and so withdrawn to an account designated by such Owner and to delivery at the Corporate Trust Office of the Depositary of a new Receipt evidencing any Shares and other Deposited Securities not withdrawn.

3.

TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

Subject to the terms and conditions of the Deposit Agreement the transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, shall as promptly as practicable, register transfers, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer, and duly stamped, as may be required by the laws of the State of New York and of the United States of America. Subject to the terms and conditions of the Deposit Agreement, this Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary, the Company or the Custodian may require payment from the presenter of the Receipt or the depositor of the Shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, registration or conversion fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or Deposited Securities being withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, Section 7.07 of the Deposit Agreement.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended and the transfer of Receipts in particular instances may be refused or the registration of transfer of outstanding Receipts generally may be suspended during any period when the transfer books of the Depositary are closed as permitted by Section 5.01 of the Deposit Agreement, or if any such action is deemed necessary or advisable by the Company or the Depositary, after consultation with the Company to the extent practicable (to the extent it is not practicable for the Depositary to consult with the Company, the Depositary will notify the Company as promptly as practicable after taking such action and explain its reasons for doing so), at any time or from time to time because of any requirement of law or of any government or governmental or regulatory body or commission or following receipt of notification from the Company of the suspension of the quotation of the Shares in Brazil, or under any provision of the Deposit Agreement or the By-laws of the Company, or for any other reason, subject to Section 7.07 of the Deposit Agreement.

The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended except in the case of (i) temporary delays caused by closing the transfer books of the Depositary, Company or the Share Registrar or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges and (iii) compliance with any United States or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. The Depositary and the Custodian will comply with reasonable written instructions from the Company requesting that the Depositary and the Custodian not accept for deposit under the Deposit Agreement any Shares identified in such instructions in order to facilitate the Company's compliance with United States federal securities laws, any provision of the Company's By-laws or Brazilian law.  Without limitation of the foregoing, neither the Depositary nor the Custodian shall accept for deposit under the Deposit Agreement any Shares (i) which, to the actual knowledge of the Depositary, are required to be registered under the Securities Act of 1933 prior to public sale in the United States, unless a registration statement is in effect as to such Shares or (ii) the deposit of which would, to the actual knowledge of the Depositary, infringe any provisions of Brazilian law.

4.

LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner of such Receipt to the Depositary.  The Depositary may refuse, and the Company shall be under no obligation, to effect registration of transfer of all or part of such Receipt or any withdrawal of Deposited Securities represented thereby until such payment is made, and may withhold any dividends or other distributions or, after attempting by reasonable means to notify such Owner, may sell for the account of the Owner thereof any part or all of the Deposited Securities represented by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale to payment of such tax or other governmental charge, the Owner of such Receipt remaining liable for any deficiency.

5.

WARRANTIES ON DEPOSIT OF SHARES.

Every person depositing Shares under the Deposit Agreement, including every person depositing Shares on behalf of an owner of Shares, shall be deemed thereby to represent and warrant that (i) such Shares are validly issued, fully paid and non-assessable, (ii) the person making such deposit is duly authorized so to do, (iii) such Shares are not "restricted securities" as defined in Rule 144 under the Securities Act of 1933, (iv) such Shares are free and clear of any lien, encumbrance, security interest, charge, mortgage, pledge or restriction on transfer, (v) such Shares are free of any pre-emptive rights of the holders of outstanding Shares, and (vi) such Shares include all rights to receive dividends thereon.  Such representations and warranties shall survive the deposit of such Shares and issuance of Receipts in respect thereof.

6.

PROVIDING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner may be required from time to time to provide such proof of (a) citizenship, residence, exchange control approval or payment of taxes and other governmental charges and compliance with all applicable laws and regulations governing Deposited Securities and the terms of the Deposit Agreement and (b) the identity of any person legally or beneficially interested in the Receipt and Shares and the nature of such interest, such information relating to the registration of the Shares presented for deposit on the books of the Company or the Share Registrar, if applicable or to provide such other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company reasonably may require by written request to the Depositary or the Custodian.  The Depositary may and shall, if reasonably requested by the Company, withhold the delivery or registration of transfer of any Receipt, the distribution of any dividend or other distribution or sale of rights or of the proceeds thereof, or the delivery of any Deposited Securities until such proof or other information is provided, such certificates are executed or such representations and warranties are made pertaining to such Receipt to the satisfaction of the Company and the Depositary.

The Depositary shall provide the Company, upon the Company's request and in a timely manner, with copies of any information or other material which it receives pursuant to Section 3.01 of the Deposit Agreement.  Each Owner agrees to provide any information requested by the Company or the Depositary pursuant to Section 3.01 of the Deposit Agreement.

No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in Brazil which is then performing the function of the regulation of currency exchange.

7.

CHARGES OF DEPOSITARY.

The Company will not pay any fees, expenses or other charges of the Depositary or of any Registrar except in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present its statement for such charges and expenses to the Company once every three months.  The fees, charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges, to the extent permitted by applicable law and stock exchange regulations, shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ~~Receipts~~American Depositary Shares or Deposited Securities or a ~~distribution of Receipts~~delivery of American Depositary Shares pursuant to Section 4.03 of the Deposit Agreement), ~~whichever~~or by Owners, as applicable:  (1) ~~a fee not in excess of U.S.$5.00 per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03 of the Deposit Agreement, the execution and delivery of Receipts pursuant to Section 4.03 of the Deposit Agreement, and the surrender of Receipts pursuant to Section 2.05 of the Deposit Agreement,  (2)~~ taxes and other governmental charges, (~~3~~2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Share Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (~~4~~3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (~~5~~4) such ~~reasonable out-of-pocket~~ expenses as are incurred by the Depositary in the conversion of ~~Foreign Currency~~foreign currency pursuant to Section 4.05 of the Deposit Agreement, ~~and (6) a fee not in excess~~(5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the delivery of American Depositary Shares pursuant to Section 2.03, 4.03 or 4.04 of the Deposit Agreement and the surrender of American Depositary Shares pursuant to Section 2.05 or 6.02 of the Deposit Agreement, (6) a fee of ~~U.S.~~$.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 of the Deposit Agreement, except for distributions of cash dividends, (7) a fee for the distribution of securities pursuant to Section 4.02 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) any other charges payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Section 2.09 of the Deposit Agreement and applicable laws , rules and regulations, may own and deal in any class of securities of the Company and its affiliates and in ~~Receipts~~American Depositary Shares.

8.

PRE-RELEASE OF RECEIPTS.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 of the Deposit Agreement, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (a "Pre-Release").  The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts or Shares are to be delivered (a "Pre-Releasee"), that such Pre-Releasee, or its customer, (i) as of the time of such transaction, owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Company will not incur any liability to any Owners or holders of a Receipt as a result of actions taken by the Depositary pursuant to Section 2.09 of the Deposit Agreement.  The number of American Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate and may, with the prior written consent of the Company, change such limit for the purposes of general application.  The Depositary will also set dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.

TITLE TO RECEIPTS.

It is a condition of this Receipt that title to this Receipt (and to the American Depositary Shares evidenced thereby), when such Receipt is properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery as a certificated security in accordance with New York law; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner hereof as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt unless such holder is the Owner thereof.

10.

VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary or, if a Registrar for the Receipts shall have been appointed and the Depositary shall have signed by facsimile signature, countersigned by the manual signature of a duly authorized officer of the Registrar.

11.

REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports and information with the Securities and Exchange Commission (hereinafter called the "Commission").  Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports, notices and other communications, including any proxy solicitation material, received from the Company which are both (a) received by the Depositary, the Custodian, or a nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company, it being understood that the Company will initially provide Brazilian shareholders with such reports, notices and communications in Portuguese and will provide the Depositary with English translations thereof as promptly as practicable thereafter.  The Depositary shall also, promptly upon receipt from the Company, send to the Owners copies of reports, notices and communications furnished by the Company pursuant to Section 5.06 of the Deposit Agreement.  Any such reports, notices and other communications will be furnished in English or English language versions or summaries in English will be prepared when so required pursuant to any regulations of the Commission.

The Depositary shall keep in such New York City facilities books for the registration of Receipts and transfers, combinations and split-ups of Receipts which at all reasonable times shall be open for inspection by the Company and the Owners; provided, however, that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts. The Depositary may close the transfer books at any time or from time to time when transfer agents located in The City of New York generally close their transfer books, and at any other time, following consultation with the Company to the extent practical, or otherwise with prompt notice to the Company when deemed expedient by the Depositary in connection with the performance of its duties under the Deposit Agreement or at the request of the Company.

12.

DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, after any necessary conversion of such distribution into Dollars pursuant to Section 4.05 of the Deposit Agreement and after fixing a record date pursuant to Section 4.06 of the Deposit Agreement, as promptly as practicable, distribute dividend checks or otherwise pay or distribute the amount thus received to the Owners of Receipts entitled thereto in proportion to the number of American Depositary Shares held by them respectively; provided, however, that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of any amounts withheld or requested to be withheld by the Company, the Custodian or the Depositary from any such distribution on account of (i) taxes or other governmental charges including, but not limited to, withholding taxes referred to in Section 4.11 of the Deposit Agreement, or (ii) reasonable expenses of the Depositary in the conversion of Foreign Currency into Dollars pursuant to Section 4.05 of the Deposit Agreement and any other charges of the Depositary pursuant to Section 5.09 of the Deposit Agreement. The Depositary shall distribute only such amount, however, as can be distributed without distributing to any Owner a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.

Subject to the provisions of Sections 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary or the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners, as of the record date fixed pursuant to Section 4.06 of the Deposit Agreement, of Receipts entitled thereto in proportion to the number of American Depositary Shares held by them as of such date in any manner that the Depositary may, following consultation with the Company, reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if the Company shall so direct or if, in the reasonable opinion of the Depositary such distribution cannot be made proportionately among such Owners, or if for any other reason (including but not limited to any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners) the Depositary, in its reasonable opinion, deems such distribution not to be feasible, the Depositary may, following consultation with the Company, adopt such method as it may deem lawful, equitable and practicable for the purpose of effecting such distribution, including the public or private sale of the securities or other property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement) shall be as promptly as practicable distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash; provided, however, that any unsold balance of such securities or property shall be distributed by the Depositary to the Owners entitled thereto, if such distribution is feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act of 1933, in accordance with such lawful,  equitable and practicable method as the Depositary may have adopted; provided further, however, that no distribution to Owners shall be unreasonably delayed by any action of the Depositary or any of its agents.  To the extent such securities or other property, or the net proceeds thereof, is not effectively distributed to Owners as provided herein, the same shall constitute Deposited Securities and each American Depositary Share shall thereafter also represent its proportionate interest in such securities or other property or net proceeds.

If any distribution upon any Deposited Securities consists of a dividend in, or distribution without payment of any subscription price of, Shares, including pursuant to any program under which holders of Deposited Securities may elect to receive cash or Shares, the Depositary may, and shall if the Company so requests, execute and deliver and, if applicable, cause the Registrar to countersign, as promptly as practicable, additional Receipts evidencing American Depositary Shares representing the amount of Shares received as such dividend or distribution and distribute to the Owners, as of the record date fixed pursuant to Section 4.06 of the Deposit Agreement, of Receipts entitled thereto in proportion to the number of American Depositary Shares held by them as of such date, Receipts evidencing additional American Depositary Shares, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of fees of the Depositary as provided in Section 5.09 of the Deposit Agreement.  The Depositary may withhold any such distribution if it has not received adequate assurances from the Company that such distribution does not require registration under the Securities Act of 1933; provided, however, that no distribution to Owners pursuant to Section 4.03 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or the Custodian.  In lieu of delivering Receipts for fractional American Depositary Shares, the Depositary shall sell the amount of Shares representing the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in Section 4.01 of the Deposit Agreement or take such other action, with the approval of the Company, as may be appropriate.  Notwithstanding the foregoing, if the Company shall so direct or if in the reasonable opinion of the Depositary such distribution cannot be made or if for any reason (including, but not limited to, any requirement that the Company, the Custodian or the Depositary withhold an amount on account for taxes or other governmental charges or that such Shares must be registered under the Securities Act of 1933 in order to be distributed to Owner) the Depositary, in its reasonable opinion, determines that a distribution in Shares is not feasible or may not be legally made to some or all Owners, the Depositary may, following consultation with the Company, adopt such method as it may deem lawful, equitable and practicable for the purpose of effecting such distribution, all in the manner and subject to the conditions set forth in Section 4.02 of the Deposit Agreement, or take such other action, with the approval of the Company, as may be appropriate.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed with respect to the Deposited Securities represented thereby.

13.

 WITHHOLDING

In connection with any dividend or other distribution to Owners, the Company or its agent will remit to the appropriate governmental authority or agency all amounts (if any) required under applicable law to be withheld and remitted by the Company or such agent and owing to such governmental authority or agency by the Company or such agent, and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required under applicable law to be withheld and remitted by the Depositary or the Custodian and owing to such authority or agency by the Depositary or the Custodian. The Depositary shall forward to the Company or its agent such information from its records in relation to withholding from a dividend or other distribution on Deposited Securities as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and the Company and its agent shall forward to the Depositary such information from its records in relation to withholding from a dividend or other distribution on Deposited Securities as the Depositary may reasonably request to enable the Depositary to file necessary reports with governmental authorities or agencies.  In the event that the Depositary determines that any dividend or other distribution in property other than cash (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may (after consultation with the Company) by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to withhold any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively, and the Depositary shall distribute any unsold balance of such property, all in accordance with applicable provisions of the Deposit Agreement.

14.

RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall (after consultation with the Company as to the procedure to be followed) make, as promptly as practicable, such rights available to any Owners, including the distribution of warrants or other instruments therefor in such form as it deems appropriate, or dispose of such rights on behalf of any Owners and distribute, as promptly as practicable, the net proceeds in Dollars to such Owners.  If, by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to any Owners, nor dispose of such rights and distribute the net proceeds to such Owners, then the Depositary shall allow the rights to lapse.  If, at the time of the offering of any rights the Depositary determines, following consultation with the Company, that it is lawful and feasible to make such rights available to certain Owners but not to other Owners, (i) the Depositary shall distribute, as promptly as practicable, to every Owner with respect to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate and (ii) in respect of Owners to whom the Depositary determines the distribution not to be lawful or feasible, the Depositary shall use best reasonable efforts to sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by such Owners and distribute the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) to such Owners upon an averaged or other fair and practicable basis without regard to any distinctions among such Owners resulting from exchange restrictions, the date of delivery of any Receipt or otherwise.  In the event that rights and the securities to which such rights relate are not registered under the Securities Act of 1933, the Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or to any Owner in particular.

In circumstances in which rights would not otherwise be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable in respect of American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) the Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.  Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares or other securities to be received upon the exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase such Shares or other securities, and the Company shall cause the Shares or other securities so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Owner.  In the case of a distribution pursuant to the second paragraph of Section 4.04 of the Deposit Agreement, such Receipts shall be legended, if required, in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If registration under the Securities Act of 1933 of the rights or the securities to which any rights relate is required in order for the Company or the Depositary to offer such rights to the Owners and sell the securities represented by such rights, except as otherwise provided in the preceding paragraph, the Company and the Depositary will not offer rights to Owners unless a registration statement is in effect with respect both to such rights and any securities to be received upon exercise of such rights under the Securities Act of 1933 or unless the offering and sale of such securities to such Owners are exempt from registration under the Securities Act of 1933.  Nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement in respect of any rights or securities for any purpose or to endeavor to have such a registration statement declared effective.

15.

CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or as the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the reasonable judgment of the Depositary be converted on a reasonable basis into Dollars and transferred to the United States, the Depositary shall, subject to any restrictions imposed by applicable law, regulations or permits, convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and such Dollars shall be distributed, as promptly as practicable, net of any reasonable and customary out-of-pocket expenses incurred by the Depositary in connection with the conversion of currency pursuant to Section 4.05 of the Deposit Agreement, to the Owners entitled thereto as of the record date fixed pursuant to Section 4.06 of the Deposit Agreement in accordance with any applicable provisions of Sections 4.01, 4.02, 4.03 and 4.04 of the Deposit Agreement.  Such distribution may be made upon an averaged or other fair and practicable basis without regard to any distinctions among Owners resulting from exchange restrictions or otherwise.  Upon the request of the Company, the Depositary shall inform the Company of the exchange rate at which Foreign Currency conversion has been carried out.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file as promptly as practicable such application for approval or license, if any, as it may deem desirable; provided, however, that if such application involves or refers to or is made on behalf of the Company, such application shall not be filed unless approved by the Company, which approval shall not be unreasonably withheld or delayed.

If at any time the Depositary shall determine, following consultation with the Company, that in its reasonable judgment any Foreign Currency received by the Depositary or the Custodian is not, pursuant to applicable law or otherwise, convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary, following consultation with the Company, is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may, and will if requested in writing by an Owner, distribute such Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary or the Custodian to such Owner or may, and will if requested in writing by an Owner, hold any amounts of Foreign Currency not distributed uninvested for the respective accounts of, the Owners entitled to receive the same, without liability for interest thereon.

If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some Owners entitled thereto, the Depositary may in its discretion, following consultation with the Company, make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto for whom such conversion and distribution is practicable and may distribute the balance of the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary or the Custodian to, or hold such balance uninvested and without liability for the respective accounts of, the Owners entitled thereto for whom such conversion and distribution is not practicable.

16.

FIXING OF RECORD DATE.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason there occurs a change in the number or type of Deposited Securities that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies from, holders of Shares or other Deposited Securities or whenever the Company or the Depositary finds it necessary or convenient in respect of any matter, the Depositary shall fix a record date (which, to the extent practicable, shall be the same as any corresponding record date set by the Company with respect to Shares, and after consultation with the Company if such date is to be different from any such record date established by the Company in respect of the Shares) for the determination of the Owners who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting or in respect of any such solicitation or to receive information as to any such meeting or solicitation, or for fixing the date on or after which each American Depositary Share will represent the changed number or type of Deposited Securities, subject to the terms and conditions of the Deposit Agreement.  If the American Depositary Shares shall be listed on any stock exchange, then any such record date shall be fixed in accordance with any applicable rules of such stock exchange.  The Depositary as promptly as practicable shall advise the Company and, if the American Depositary Shares shall be listed on any stock exchange, such stock exchange of any record date so fixed by the Depositary.

17.

VOTING OF DEPOSITED SECURITIES.

If, in the future, the terms of the Shares or other Deposited Securities should be revised or amended so as to provide for voting rights, or should such shares obtain voting rights through any change in the laws, rules or regulations applicable to such shares or through any change in the interpretation of such laws, rules or regulations, then, upon receipt of notice of any meeting or solicitation of consents or proxies of Owners of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be subject to the reasonable discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Company, and (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Brazilian law, the By-laws of the Company and the provisions of the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including, when applicable, an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received.  Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose (the "Instruction Date"), the Depositary shall endeavor, insofar as is practicable and permitted under applicable laws and the provisions of the By-laws of the Company and the provisions of the Deposited Securities, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request.  The Depositary shall not, and the Depositary shall ensure that the Custodian or any of its nominees shall not, vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions, if any.  If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities; provided, that no such instruction shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of Owners and holders of Shares.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

Subject to the rules of any securities exchange on which American Depositary Shares or the Deposited Securities represented thereby are listed or quoted, the Depositary shall, if requested by the Company deliver, at least two (2) Business Days prior to the date of such meeting, to the Company, to the attention of the Chief Financial Officer and General Counsel, copies of all instructions received from Owners in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipts at such meeting.  Delivery of instructions will be made at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary) provided that payment of any such expense by the Company shall not be a condition precedent to the obligations of the Depositary under Section 4.07 of the Deposit Agreement.

18.

CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation or other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, conversion of, replacement or otherwise in respect of Deposited Securities shall, subject to the terms of the Deposit Agreement and applicable law, including any applicable provisions of the Securities Act of 1933, be treated as new Deposited Securities under the Deposit Agreement, and each American Depositary Share shall, subject to the terms of the Deposit Agreement and applicable law, including any applicable provisions of the Securities Act of 1933, thenceforth represent an appropriately adjusted proportional interest in the Deposited Securities so received in exchange or conversion or replacement or otherwise, unless additional or new Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, and shall if the Company shall so request, execute and deliver and, if applicable, cause the Registrar to countersign additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.  Upon the occurrence of any change or other event covered by  Section 4.08 of the Deposit Agreement with respect to the Deposited Securities, the Depositary shall give notice thereof in writing to all Owners.  Notwithstanding the foregoing, in the event that any securities so received may not be lawfully distributed to some or all Owners, the Depositary may, following consultation with the Company, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sale for the account of the Owners otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Owners and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.01 of the Deposit Agreement.

19.

 LIABILITY OF THE COMPANY AND THE DEPOSITARY

Neither the Depositary nor the Company nor any of their respective officers, directors, employees, agents or affiliates shall incur any liability to any Owner or beneficial owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States, Brazil or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the By-laws of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective officers, directors, employees, agents or affiliates incur any liability to any Owner or beneficial owner of any Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.  Where, by the terms of a dividend or other distribution pursuant to Sections 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, such dividend or other distribution or offering may not be made available to Owners, and the Depositary may not dispose of such dividend or other distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such dividend or other distribution or offering, and shall allow any rights, if applicable, to lapse.

Each of the Company and its agents and their respective officers, directors, employees and affiliates assumes no obligation nor shall it be subject to any liability under the Deposit Agreement or the Receipts to Owners or beneficial owners of Receipts or any other persons other than the Depositary and the Custodian (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.

Each of the Company and its agents and their respective officers, directors, employees and affiliates assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to the Custodian or any agent of the Depositary or the Custodian, except under Section 5.08 of the Deposit Agreement.

Each of the Depositary and its agents and their respective officers, directors, employees and affiliates assumes no obligation nor shall it be subject to any liability under the Deposit Agreement or the Receipts to any Owner or beneficial owner of a Receipt or any other persons other than the Company (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.

The Depositary, the Custodian and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary, the Custodian or the Company or their respective agents.

Without limiting the foregoing, neither the Depositary or its agents nor the Company or its agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings as the Custodian is solely responsible to the Depositary.

None of the Depositary or its agents or the Company or its agents shall be liable for any action or nonaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information.

Each of the Depositary and its agents and the Company and its agents may rely and shall be protected in acting upon written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for the manner in which any vote of any Deposited Securities is cast or the effect of any such vote, provided that any such action or nonaction is in good faith and in accordance with the Deposit Agreement.

Except as otherwise provided in the Deposit Agreement, the Depositary will not release any information regarding the Company without prior written approval from the Company; provided, however, that the Depositary may release, without prior approval from the Company, information made publicly available by the Company if the form and substance of such information has not been altered or modified in any way other than by the Company.

The Depositary agrees with the Company not to establish any unsponsored American depositary receipt program representing Shares so long as the Depositary is acting under the Deposit Agreement.

The Company agrees to indemnify the Depositary and the Custodian and any agent of the Depositary or the Custodian appointed under the Deposit Agreement and the respective officers, directors, and employees thereof (the "indemnified persons") against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by such indemnified persons except for any liability or expense arising out of the negligence or bad faith of any of them, or (ii) by the Company or any of its agents (other than the indemnified persons), and their respective officers, directors and employees authorized to act on their behalf.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as defined in Section 2.09 of the Deposit Agreement) of a Receipt or Receipts in accordance with Section 2.09 of the Deposit Agreement and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to Section 2.09 of the Deposit Agreement; provided, however, that the indemnities provided in the preceding paragraph shall apply to any liability or expense (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not been the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or the Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

The Depositary agrees to indemnify the Company, its officers, its directors, employees, agents and affiliates against and hold them harmless from any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or any Registrar or Custodian or their respective officers, directors, employees, agents and affiliates due to their respective negligence or bad faith.

If an action, proceeding (including, but not limited to, any governmental investigation), claim or dispute (collectively, a "Proceeding") in respect of which indemnity may be sought by either party is brought or asserted against the other party, the party seeking indemnification (the "Indemnitee") shall as promptly as practicable (and in no event more than twenty (20) days after receipt of notice of such Proceeding) notify in writing the party obligated to provide such indemnification (the "Indemnitor") of such Proceeding. The failure of the Indemnitee to so notify the Indemnitor shall not impair the Indemnitee's ability to seek indemnification from the Indemnitor (but only for costs, expenses and liabilities incurred after such notice) unless such failure adversely affects the Indemnitor's ability to adequately oppose or defend such Proceeding.  Upon receipt of such notice from the Indemnitee, the Indemnitor shall be entitled to participate in such Proceeding and, to the extent that it shall so desire and provided no conflict of interest exists as described in subclause (b) below, or there are no other defenses available to Indemnitee as specified in subclause (b) below, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee (in which case all attorney's fees and expenses shall be borne by the Indemnitor and the Indemnitor shall in good faith defend the Indemnitee).  The Indemnitee shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by the Indemnitee unless (a) the Indemnitor agrees in writing to pay such fees and expenses, (b) the Indemnitee shall have reasonably and in good faith concluded that there is a conflict of interest between the Indemnitor and the Indemnitee in the conduct of the defense of such action, including but not limited to that there may be legal defenses available to the Indemnitee that are different from or in addition to those available to the Indemnitor, or (c) the Indemnitor fails, within ten (10) days prior to the date the first response or appearance is required to be made in such Proceeding, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnitee.  No compromise or settlement of such Proceeding may be effected by either party without the other party's consent unless (i) there is no finding or admission of any violation of law and no material adverse effect on any other claims that may be made against such other party and (ii) the sole relief provided is monetary damages that are paid in full by the party seeking the compromise or settlement.  Neither party shall have any liability with respect to any compromise or settlement effected without its consent, which shall not be unreasonably withheld.  The Indemnitor shall have no obligation to indemnify and hold harmless the Indemnitee from any loss, expense or liability incurred by the Indemnitee as a result of a default judgment entered against the Indemnitee unless such judgment was entered after the Indemnitor agreed, in writing, to assume the defense of such Proceeding.

The obligations set forth in Section 5.08 of the Deposit Agreement shall survive the termination of the Deposit Agreement and the succession or substitution of any indemnified person.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

20.

RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.

The Depositary may at any time be removed by the Company by written notice of such removal delivered to the Depositary effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines, after consultation with the Company to the extent practicable, that it is in the best interest of the Owners to do so it may appoint a substitute custodian.

21.

AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement in writing between the Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after written notice of such amendment shall have been mailed to the Owners of outstanding Receipts.  Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

22.

TERMINATION OF DEPOSIT AGREEMENT.

The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notices of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement (upon 30 days' prior written notice of such termination to the Company and the Owners of all Receipts then outstanding) if at any time 60 days after the Depositary shall have delivered to the Company a written notice of its resignation sent by registered mail, return receipt requested, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement.  The Depositary shall mail notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  On and after the date of termination, each Owner shall, upon (i) surrender of each of its Receipts at the Depositary's Corporate Trust Office, (ii) payment of the fees of the Depositary for the surrender of Receipts provided herein and (iii) payment of any applicable taxes and governmental charges, be entitled to delivery, to him or upon his order, of the whole number of Deposited Securities represented by the American Depositary Shares evidenced by such Receipts and to the net proceeds of the sale of any fractional Deposited Securities represented thereby.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers, combinations and split-ups of Receipts, shall suspend the distribution of dividends to the Owners thereof shall not accept deposits of Shares (and shall instruct the Custodian to act accordingly), and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities into cash as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).

At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, unsegregated and without liability for interest, for the pro rata benefit of the Owners which have not theretofore surrendered their Receipts, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations under Section 5.08 of the Deposit Agreement.  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 of the Deposit Agreement.

23.

COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding any terms of this Receipt or the Deposit Agreement to the contrary, each of the Company and the Depositary have agreed that it will not exercise any rights it has under the Deposit Agreement or the Receipt to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to Section I A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

24.

INFORMATION REQUESTS.

The Company, and the Depositary at the Company's request, may from time to time request Owners of Receipts to provide information as to the capacity in which such Owners own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each such Owner agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to Section 3.04 of the Deposit Agreement and such agreement shall survive any disposition of such Owner’s Receipts or the American Depositary Shares evidenced thereby.  The Depositary agrees to use reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to the Owners and to forward to the Company any responses to such requests received by the Depositary, and to use its best reasonable efforts, at the Company’s request, to assist the Company in obtaining such information with respect to the American Depositary Shares; provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Owners.

The Depositary and the Company hereby confirm to each other that, for as long as the Deposit Agreement is in effect, they shall furnish to the Comissão de Valores Mobiliários (the "CVM"), the Central Bank of Brazil or any other Brazilian authority any information and documents related to the Receipts and the Depositary's obligations under the Deposit Agreement as may be requested by such authorities from time to time, whether such information and documents are requested from the Depositary or the Company.

25.

NO LIABILITY AND RESPONSIBILITY.

None of the Company, the Depositary or the Custodian will have any liability or responsibility whatsoever or otherwise for any action or failure to act by any Owner relating to the Owner's obligations under any applicable Brazilian law or regulation relating to foreign investment in Brazil in respect of a withdrawal or sale of Deposited Securities, including, without limitation, any failure to comply with a requirement to register such investment pursuant to the terms of any such applicable Brazilian law or regulation prior to such withdrawal or any failure to report foreign exchange transactions to the Brazilian Central Bank, as the case may be.  Each Owner will be responsible for the report of any false information relating to foreign exchange transactions to the Custodian or the Brazilian Central Bank in connection with deposits or withdrawals of Deposited Securities.

26.

UNCERTIFICATED AMERICAN DEPOSITARY SHARES; DTC DIRECT REGISTRATION SYSTEM.

Notwithstanding anything to the contrary in the Deposit Agreement:

(a)

American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to the Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.

(b)

(i)

The term "deliver", or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor ("DTC"), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person,  (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and  mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(ii)

The term "surrender", when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt  or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c)

American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.

(d)

The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e)

Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f)

(i)  The parties acknowledge that the Direct Registration System ("DRS") and Profile Modification System ("Profile") shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii)  In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.3 and 5.8 of the Deposit Agreement shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary's reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

27.

EFFECTIVE DATE.

The Company and the Depositary agree that the effective date (the "Effective Date") of the  Deposit Agreement shall be the date on which the Commission declares effective the Form F-6 registration statement to which the Deposit Agreement is attached as Exhibit A.